Exhibit m

TREND TRADER FUNDS

TREND TRADER GROWTH AND INCOME FUND

TREND TRADER ACTION FUND

DISTRIBUTION PLAN

The following Distribution Plan (the “Plan”), has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), by Trend Trader Funds (the “Trust”), a Delaware statutory trust, on behalf of the Trend Trader Growth and Income Fund and the Trend Trader Action Fund (each, a “Fund”).  The Plan has been approved by a majority of the Trust’s Board of Trustees, including a majority of the trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any Rule 12b-1 related agreement (as defined below) (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting on such plan.

In approving the Plan, the Board of Trustees determined that the Plan would be prudent and in the best interests of each Fund and its shareholders.  Such approval by the Board of Trustees included a determination, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders.

The provisions of the Plan are as follows:

1.

PAYMENTS BY THE TRUST TO PROMOTE THE SALE OF THE FUND’S SHARES

(a)  The Trust, on behalf of each Fund, will reimburse Trend Trader, LLC (the “Distributor”), as principal distributor of the Funds and the Investor Class shares of each Fund (each, a “Class”) shares, for expenses incurred in connection with the promotion and distribution of each Class (the “distribution fee”).  With respect to each Class, the distribution fee payable to the Distributor shall not exceed 0.25% of the average daily net assets of the Fund attributable to each Class.  The Distributor may pay all or a portion of these fees to any registered securities dealer, financial institution or any other person (the “Recipient”) who renders assistance in distributing or promoting the sale of a Class, or who provides certain shareholder services to shareholders of a Class, pursuant to a written agreement (the “Rule 12b-1 Related Agreement”), a form of which is attached hereto as Appendix A with respect to the Trend Trader Growth and Income Fund and Appendix B with respect to Trend Trader Action Fund.  To the extent such fees are not paid to such persons, the Distributor may use the fees for its distribution expenses incurred in connection with the sale of a Class of shares.  Payment of these fees to the Distributor shall be made quarterly, within 30 days after the close of the quarter for which the fee is payable, upon the Distributor forwarding to the Trust’s Board of Trustees the written report required by Section 2 of this Plan; provided that the aggregate payments under the Plan to the Distributor and all Recipients shall not exceed 0.25% (on an annualized basis) with respect to each Class, of the average daily net assets of the Fund attributable to each such Class of shares for that quarter; and provided further that no fees shall be paid in excess of the distribution expenses verified in a written report and submitted by the Distributor to the Trust’s Board of Trustees as required under Section 2 of this Plan.

(b)  From time to time, the Distributor may engage in activities which jointly promote the sale of one or more Classes, the costs of which are not readily identifiable as related to any one Class.  The expenses attributable to such joint distribution activities shall be allocated by the Board of Trustees among each Class on the basis of its respective net assets, although the Board of Trustees may allocate expenses in any other manner it deems fair and equitable.

(c)  If the Distributor is due more monies for its services rendered and commission fees borne than are immediately payable because of the expense limitation under Section 1 of this Plan, the unpaid amount shall be carried forward from period to period while the Plan is in effect until such time as it is paid.  The Distributor shall not, however, be entitled to charge each Class any interest, carrying or finance fees in connection with any such unpaid amounts carried forward.

(d)  No Rule 12b-1 Related Agreement shall be entered into with respect to any Class, and no payments shall be made pursuant to any Rule 12b-1 Related Agreement, unless such Rule 12b-1 Related Agreement is in writing and has first been delivered to and approved by a vote of a majority of the Trust’s Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement.  The form of Rule 12b-1 Related Agreement relating to the Trend Trader Growth and Income Fund shares attached hereto as Appendix A and the form of Rule 12b-1 Related Agreement relating to the Trend Trader Action Fund shares attached hereto as Appendix B have been approved by the Trust’s Board of Trustees as specified above.

(e)  Any Rule 12b-1 Related Agreement shall describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient.

(f)  No Rule 12b-1 Related Agreement may be entered into unless it provides (i) that it may be terminated with respect to a Class of a Fund at any time, without the payment of any penalty, by vote of a majority of the Class, or by vote of a majority of the Disinterested Trustees, on not more than 60 days’ written notice to the other party to the Rule 12b-1 Related Agreement, and (ii) that it shall automatically terminate in the event of its assignment.

(g)  Any Rule 12b-1 Related Agreement shall continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement.

2.

QUARTERLY REPORTS

The Distributor shall provide to the Board of Trustees, and the Trustees shall review, at least quarterly, a written report of all amounts expended pursuant to the Plan.  This report shall include the identity of the Recipient of each payment and the purpose for which the amounts were expended and such other information as the Board of Trustees may reasonably request.

3.

EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective with respect to each Class immediately upon approval by the vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan.  The Plan shall continue in effect for a period of one year from its effective date unless terminated pursuant to its terms.  Thereafter, the Plan shall continue with respect to each Class from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such continuance.  The Plan may be terminated with respect to a Class at any time by a majority vote of such Class, or by vote of a majority of the Disinterested Trustees.

4.

SELECTION OF DISINTERESTED TRUSTEES

During the period in which the Plan is effective, the selection and nomination of those Trustees who are Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees.

5.

AMENDMENTS

All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such amendment.  In addition, the Plan may not be amended to increase materially the amount to be expended by a Fund hereunder without the approval by a majority vote of each Class affected thereby.

Exhibit A

Rule 12b-1 Related Agreement

Trend Trader Growth and Income Fund Investor Class

Trend Trader, LLC

8700 E. Northsight Boulevard, Suite 150

Scottsdale, Arizona  85260

__________, 2004

[Recipient’s Name and Address]

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution Plan (the “Plan”) adopted by Trend Trader Funds (the “Trust”), on behalf of the Trend Trader Growth and Income Fund (the “Fund”), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”).  The Plan and this related agreement (the “Rule 12b-1 Related Agreement”) have been approved by a majority of the Board of Trustees of the Trust, including a majority of the Board of Trustees who are not “interested persons” of the Trust, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related Agreement (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting thereon.  Such approval included a determination by the Board of Trustees that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund’s Investor Class shareholders.

1.

To the extent you provide distribution and marketing services in the promotion of the Fund’s Investor Class shares, including furnishing services and assistance to your customers who invest in and own Investor Class shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee of up to 0.25% of the average daily net assets of the Fund attributable to the Fund’s Investor Class shares (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.  We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current Prospectus, and pay to you quarterly, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.  No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Trust, its agent or us within seven (7) business days after the date of our confirmation of such purchase.  In addition, no such quarterly fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer’s Investor Class shares will be less than $25.00.  Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

2.

You shall furnish us with such information as shall reasonably be requested by the Board of Trustees, on behalf of the Fund, with respect to the fees paid to you pursuant to this Rule 12b-1 Related Agreement.

3.

We shall furnish to the Board of Trustees, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.

This Rule 12b-1 Related Agreement may be terminated by the vote of (a) a majority vote of Investor Class shareholders, or (b) a majority of the Disinterested Trustees, on sixty (60) days’ written notice, without payment of any penalty.  In addition, this Rule 12b-1 Related Agreement will be terminated by any act which terminates the Distribution Agreement between the Trust and us and shall terminate immediately in the event of its assignment.  This Rule 12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer’s accounts following your receipt of such notice.

5.

The provisions of the Distribution Agreement between the Trust and us are incorporated herein by reference.  This Rule 12b-1 Related Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Distribution Agreement, the Plan and this Rule 12b-1 Related Agreement are approved at least annually by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting thereon.  All communications to us should be sent to the above address.  Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.  This Rule 12b-1 Related Agreement shall be construed under the laws of the State of Arizona.

TREND TRADER, LLC

By:

Mark A. Seleznov

Managing Partner

Accepted:

(Dealer or Service Provider Name)

(Street Address)

(City)            (State)            (ZIP)

(Telephone No.)

(Facsimile No.)

By:

(Name and Title)

Exhibit B

Rule 12b-1 Related Agreement

Trend Trader Action Fund Investor Class

Trend Trader, LLC

8700 E. Northsight Boulevard, Suite 150

Scottsdale, Arizona  85260

__________, 2004

[Recipient’s Name and Address]

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution Plan (the “Plan”) adopted by Trend Trader Funds (the “Trust”), on behalf of the Trend Trader Action Fund (the “Fund”), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”).  The Plan and this related agreement (the “Rule 12b-1 Related Agreement”) have been approved by a majority of the Board of Trustees of the Trust, including a majority of the Board of Trustees who are not “interested persons” of the Trust, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related Agreement (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting thereon.  Such approval included a determination by the Board of Trustees that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund’s Investor Class shareholders.

1.

To the extent you provide distribution and marketing services in the promotion of the Fund’s Investor Class shares, including furnishing services and assistance to your customers who invest in and own Investor Class shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee of up to 0.25% of the average daily net assets of the Fund attributable to the Fund’s Investor Class shares (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.  We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current Prospectus, and pay to you quarterly, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.  No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Trust, its agent or us within seven (7) business days after the date of our confirmation of such purchase.  In addition, no such quarterly fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer’s Investor Class shares will be less than $25.00.  Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

2.

You shall furnish us with such information as shall reasonably be requested by the Board of Trustees, on behalf of the Fund, with respect to the fees paid to you pursuant to this Rule 12b-1 Related Agreement.

3.

We shall furnish to the Board of Trustees, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.

This Rule 12b-1 Related Agreement may be terminated by the vote of (a) a majority vote of Investor Class shareholders, or (b) a majority of the Disinterested Trustees, on sixty (60) days’ written notice, without payment of any penalty.  In addition, this Rule 12b-1 Related Agreement will be terminated by any act which terminates the Distribution Agreement between the Trust and us and shall terminate immediately in the event of its assignment.  This Rule 12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer’s accounts following your receipt of such notice.

5.

The provisions of the Distribution Agreement between the Trust and us are incorporated herein by reference.  This Rule 12b-1 Related Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Distribution Agreement, the Plan and this Rule 12b-1 Related Agreement are approved at least annually by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting thereon.  All communications to us should be sent to the above address.  Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.  This Rule 12b-1 Related Agreement shall be construed under the laws of the State of Arizona.

TREND TRADER, LLC

By:

Mark A. Seleznov

Managing Partner

Accepted:

(Dealer or Service Provider Name)

(Street Address)

(City)            (State)            (ZIP)

(Telephone No.)

(Facsimile No.)

By:

(Name and Title)